Exhibit 10.30

SHARE REDEMPTION AGREEMENT

This SHARE REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of July 6, 2018 (the “Effective Date”), by and between Vintage Wine Estates, Inc., a California corporation (the “Company”), and TGAM Agribusiness Fund Holdings LP, a Delaware limited partnership (the “Seller”).

RECITALS

WHEREAS, the Seller desires to sell and transfer to the Company, and the Company desires to redeem and purchase, 397,239 shares of the Company’s Series B Stock, without par value (collectively, the “Redeemed Shares”), held by the Seller, and all of the Seller’s right, title and interest therein, pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, concurrently herewith, the Company shall enter into those certain Subscription Agreements, dated as of the date hereof, by and between the Company and each of Sonoma Brands II, L.P., a Delaware limited partnership (“Sonoma Fund”), Sonoma Brands II Select, L.P., a Delaware limited partnership (“Sonoma Select Fund”), and Sonoma Brands VWE Co-Invest, L.P., a Delaware limited partnership (“Sonoma Co-Invest Fund” collectively with Sonoma Fund and Sonoma Select Fund, the “Investors”), pursuant to which, the Company shall issue 397,239 shares of Series A Stock, without par value, to the Investors.

AGREEMENT

NOW THEREFORE, each of the parties hereto, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby promise and agree as follows:

1.             Redemption of the Redeemed Shares.  Upon the terms and subject to the conditions of this Agreement, the Seller hereby sells, transfers, conveys, assigns and delivers the Redeemed Shares to the Company free and clear of all liens, claims and encumbrances, and the Company hereby accepts, acquires and redeems the Redeemed Shares from the Seller.

2.             Consideration.  As full consideration for the sale, transfer, conveyance, assignment and delivery of the Redeemed Shares, the Company shall pay to the Seller the aggregate purchase price of $8,290,000 by wire transfer of immediately available funds (the “Redemption Price”).

3.             Deliveries by the Seller.  The Seller shall execute and deliver to the Company such other documents and instruments as the Company shall reasonably require to effect the transactions contemplated hereby (collectively, the “Transactions”).

4.             Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Company as follows:

(a)           The Seller is the sole, lawful, beneficial and record owner of the Redeemed Shares.  The Seller hereby delivers to the Company good and marketable title to the Redeemed Shares, free and clear of all liens, claims and encumbrances.

(b)           The Seller has not entered into any contracts or agreements granting any person or entity any rights in respect of the Redeemed Shares, other than this Agreement with the Company.

(c)           The Seller has the absolute and unrestricted right, power and authority to (i) execute and deliver this Agreement, (ii) consummate the Transactions, including the sale, transfer, conveyance, assignment and delivery of the Redeemed Shares, and (iii) perform its obligations hereunder.

(d)           This Agreement has been duly and validly executed and delivered by the Seller and (assuming due execution by the Company) constitutes the legally valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (whether enforcement is sought at law or in equity).

5.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Seller as follows:

(a)           The Company is duly organized, validly existing, and in good standing under the laws of the State of California.

(b)           The Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c)           The Company has obtained all requisite and necessary consents, approvals or other assurances for it to enter into this Agreement.

(d)           This Agreement has been duly and validly executed and delivered by the Company and (assuming due execution by the Seller) constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (whether enforcement is sought at law or in equity).

6.             Notices.  Each notice relating to this Agreement shall be in writing and shall be delivered (a) in person, (b) by courier, (c) by electronic mail, or (d) by facsimile transmission to the following addresses:

If to the Company:	Vintage Wine Estates, Inc.
205 Concourse Blvd.
Santa Rosa, CA 95403
Attention: Patrick Roney
Email:

With a copy to:	[ ]

If to the Seller:	TGAM Agribusiness Fund Holdings LP
221 1st Street
Davis, CA 95616
Attention: Dan Masters
Email:

With a copy to:	Greenberg Traurig, LLP
4 Embarcadero Center
Suite 3000
San Francisco, CA 94111
Attention: Marc Baluda
Facsimile NO.: 415-358-5502
Email: baludam@gtlaw.com

Either party may designate a new address by notice to that effect given to the other party.  Unless otherwise specifically provided in this Agreement, a notice given in accordance with this Section 7 is effective only (i) upon receipt by the receiving party and (ii) if the party giving the notice has complied with the requirements of this Section 7.

7.             Governing Law; Jurisdiction.  This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of California, without regard to the conflict of laws provisions thereof.

8.             Entire Agreement; Modification.  This Agreement constitutes the entire understanding among the parties with respect to the subject matter thereof and supersedes all statements, representations, warranties, promises, negotiations, prior discussions, agreements and understandings, whether oral or written, between the parties hereto relating to the subject matter hereof.  This Agreement may not be changed or modified except by writing signed by both parties.

9.             Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective partners, trustees, beneficiaries, successors and permitted assigns.

10.          Severability.  Every term and provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

11.          Further Actions.  Each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as the other party may reasonably request or as may be reasonably necessary or appropriate to effectuate, consummate and perform the terms, provisions or conditions of this Agreement.

12.          Confidentiality.  The terms of this Agreement are confidential.  Each party agrees not to discuss or disclose the terms of this Agreement to any person except to the extent necessary to conduct such party’s business and financial affairs, or as may be required by law.

13.          Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement.

14.          Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.  This Agreement may be executed by facsimile or pdf scan.

[Signatures page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Share Redemption Agreement as of the date first above written,

COMPANY:

VINTAGE WINE ESTATES, INC.

By:	/s/Pat Roney
Name: Pat Roney
Title: CEO

SELLER:

TGAM AGRIBUSINESS FUND HOLDINGS LP

By: TGAM Agribusiness Fund GP LLC, its General Partner

By: AGR Partners, LLC
Its: Sole Member

By:	/s Daniel Masters
Name: Daniel Masters
Title: Managing Director

[Signature page to Share Redemption Agreement]